                                                                Exhibit 99.1

[RGA logo]



                                            For further information, contact
                                            Jack B. Lay
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (636) 736-7439


FOR IMMEDIATE RELEASE
---------------------


        REINSURANCE GROUP OF AMERICA REPORTS FOURTH-QUARTER RESULTS;
        ------------------------------------------------------------
                     PROVIDES EARNINGS GUIDANCE FOR 2005
                     -----------------------------------

         ST. LOUIS, January 27, 2005 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the fourth quarter of $55.4 million, or $0.87 per diluted share, compared to net income of $56.1 million, or $0.99 per diluted share in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased 15 percent to $55.5 million from $48.2 million, while diluted earnings per share rose 2 percent to $0.87 from $0.85 in the year-ago quarter. Fourth-quarter net income and operating income were both adversely affected by $7.5 million in pre-tax claims and reserves associated with the Indian Ocean tsunami, or approximately $0.08 per diluted share, after tax. Additionally, both net income and operating income in the current quarter include the negative effect of a $10.0 million pre-tax, or approximately $0.10 per diluted share after tax, increase in reserves associated with the reinsurance of Argentine pension obligations currently in run-off.

         Fourth-quarter net premiums totaled $916.8 million compared to $942.4 million a year ago, reflecting the inclusion in the 2003 quarter of six months of results from the company's transaction with Allianz Life Insurance Company of North America (Allianz). Net investment income totaled $168.2 million versus $120.3 million the year before. Approximately $14.6 million of that increase was offset by additional amortization of deferred acquisition costs, a result of the conversion of a large annuity treaty from a funds-withheld structure to a coinsurance structure.

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Add One


         A. Greig Woodring, president and chief executive officer, commented, "We are pleased with the fourth-quarter results, particularly when you consider that they included our estimate of the impact of the devastating tsunami and the Argentine pension reserve strengthening. The U.S. segment reported good results for the quarter and year. Pre-tax net income totaled $71.8 million for the quarter compared with $72.4 million in the prior-year quarter. Pre-tax operating income totaled $77.5 million for the quarter compared with $58.0 million in the prior-year quarter, a 34 percent increase. Mortality experience for the quarter and the year as a whole was within our range of expectations. Pre-tax operating income in the U.S. Asset Intensive sub-segment benefited by approximately $3.2 million, pre-tax, from the aforementioned conversion of a large annuity treaty from a funds-withheld structure to a coinsurance structure. For the year, the U.S. reported more than $2.2 billion in net premiums, a 23 percent increase over the prior year, attributable in part to an entire year of premium production from the Allianz block of business. Pre-tax operating income for the year totaled $289.5 million, up from $210.6 million in 2003.

         "For the quarter, our Canada operations reported pre-tax net income of $20.5 million compared to $16.0 million a year ago. Pre-tax operating income was up 17 percent to $17.2 million from $14.7 million. The 2004 quarter includes a $1.6 million, pre-tax, provision for tsunami claims. Mortality experience continues to be favorable. Net premiums increased $11.6 million, or 19 percent for the quarter, and totaled $72.6 million. Approximately $5.2 million of the increase in net premiums and approximately $1.3 million of the increase in pre-tax operating income were the result of a favorable currency exchange rate. For the year, pre-tax operating income totaled $62.0 million, up 34 percent from $46.1 million in 2003.

         "Other International operations, which include our Asia Pacific and Europe and South Africa segments, reported 18 percent growth in net premiums, increasing to $233.7 million from $197.5 million. Stronger foreign currencies contributed approximately $12.7 million to the premium growth. However, pre-tax net income and pre-tax operating income decreased from the prior year. Pre-tax net income totaled $6.5 million compared to $17.7 million in the prior-year quarter, which benefited from unusually high premium flows and favorable mortality results. Pre-tax operating income for the quarter totaled $5.9 million, a decline from $15.7 million in the prior-year period. Bottom-line results were adversely affected by $5.3 million, pre-tax, due to the tsunami in Southeast Asia. Additionally, adverse mortality in the UK and parts of Asia Pacific and various adjustments related to enhancements of our business administration process in

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Add Two


Australia totaled approximately $4.0 million, pre-tax. The enhancements to our business administration process were a reaction to the increasing levels of business within that segment and our desire to improve the reliability of that administration function. Foreign currency appreciation contributed approximately $0.5 million to current quarter pre-tax operating income. As previously indicated, quarterly results in these newer operations may be more volatile than our North American operations due to the smaller size and relative aging of this business. For the year, our international operations reported pre-tax operating income of $38.5 million, up from $36.3 million in 2003.

         "The Corporate segment reported a pre-tax net operating loss of $18.9 million. That amount includes the impact of the $10.0 million in additional reserves for the Argentine pension business. We thought it was appropriate to add to our Argentine pension reserves given the pattern of claims development to date. This business will likely be in a run-off status for another two years or so."

         Fourth-quarter results benefited from a lower effective tax rate as a result of reduced federal income taxes associated with the favorable resolution of a tax position taken by the company. The related reduction in tax liabilities amounted to $1.9 million, or $0.03 per diluted share.

         For the year, consolidated net income totaled $221.9 million, or $3.52 per diluted share, compared to $173.1 million, or $3.36 per diluted share, in the year-ago period. Operating income increased to $224.6 million, or $3.57 per diluted share, from $166.2 million, or $3.22 per diluted share the year before, an 11 percent increase on a per-share basis. Operating income in 2004 benefited from stronger foreign currencies by approximately $4.6 million, after tax, compared to the prior year, or approximately $0.07 per diluted share. Consolidated net premiums were up 27 percent, to $3,347.4 million from $2,643.2 million.

         Woodring concluded, "We have completed what we consider to be a very successful year. The $3.57 per diluted share in operating earnings exceeds the midpoint of the guidance range that we provided last January, and we had a strong year in terms of premium growth. Our success in 2004 is a continuation of the good results that we have seen for several years, and we head into 2005 on solid footing in terms of our market position and financial strength. Specifically, for 2005, we expect consolidated operating earnings per diluted share to be within a range of $3.85 to $4.15 and consolidated net premium growth of 15 percent to 20 percent."

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         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable February 28 to shareholders of record as of February 7.

         A conference call to discuss the company's fourth-quarter results will begin at 9 a.m. Eastern Time on Friday, January 28. Interested parties may access the call by dialing 800-231-9012 (domestic) or 719-457-2617 (international). The access code is 292650. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through February 4 at 888-203-1112 (domestic) or 719-457-0820, access code 292650.

         Reinsurance Group of America, Incorporated, through its subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada, is among the largest global providers of life reinsurance. In addition to its U.S. and Canadian operations, Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Hong Kong, India, Ireland, Japan, Mexico, South Africa, South Korea, Spain, Taiwan, and the United Kingdom. Worldwide, the company has approximately $1.5 trillion of life reinsurance in force, and assets of $14.0 billion. MetLife, Inc. is the beneficial owner of approximately 52 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

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         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition,
(3) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (4) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (5) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) adverse litigation or arbitration results, (8) the adequacy of reserves relating to settlements, awards and terminated and discontinued lines of business, (9) the stability of governments and economies in the markets in which we operate, (10) competitive factors and competitors' responses to our initiatives, (11) the success of our clients, (12) successful execution of our entry into new markets, (13) successful development and introduction of new products, (14) our ability to successfully integrate and operate reinsurance business that we acquire, including without limitation, the traditional life reinsurance business of Allianz Life, (15) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (16) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (17) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and (18) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

         Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net realized capital gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
           Reconciliation of Net Income From Continuing Operations
                             to Operating Income
                (Dollars in thousands, except per share data)


                             Three Months Ended  Twelve Months Ended
                                 December 31,       December 31,
                             ------------------  -------------------
(Unaudited)                    2004      2003     2004      2003
                               ----      ----     ----      ----
GAAP net income-continuing
  operations                 $55,917   $59,349  $245,300  $178,319
Realized investment
  (gains)/losses                 (36)   (2,930)  (22,044)   (3,786)
Change in value of
  embedded derivatives           146   (28,337)     (104)  (28,337)
DAC offsets for embedded
  derivatives and realized
  investment (gains) /
  losses, net                   (509)   20,084     1,472    19,997
                             -------------------------------------
   Operating income          $55,518   $48,166  $224,624  $166,193




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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
       Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                           (Dollars in thousands)

(Unaudited)                  Three Months Ended December 31, 2004

                                    Realized     Change in
                          Pre-tax  investment     value of     Pre-tax
                            net     (gains)/      embedded    operating
                          income     losses,    derivatives,   income
                          (loss)       net           net       (loss)
                          -------  ----------   ------------  --------
U.S. Operations:
 Traditional             $ 63,927    $   642     $     --     $ 64,569
 Asset Intensive            4,599      6,972 (1)   (1,979)(2)    9,592
 Financial Reinsurance      3,310         --           --        3,310
                         ---------------------------------------------
  Total U.S.               71,836      7,614       (1,979)      77,471

Canada Operations          20,519     (3,349)          --       17,170

Asia Pacific Operations     2,520       (228)          --        2,292
Europe & South Africa       4,016       (437)          --        3,579
                         ---------------------------------------------
  Other Intl Operations     6,536       (665)          --        5,871

Corporate & Other         (19,012)       117           --      (18,895)
                         ---------------------------------------------
Consolidated             $ 79,879    $ 3,717     $ (1,979)    $ 81,617
                         =============================================

(1) Asset Intensive is net of $1,419 DAC offset.
(2) Asset Intensive is net of DAC offsets of $18,612 included in change in deferred acquisition cost associated with change in value of embedded derivative, ($20,782) DAC offset included in policy acquisition costs and other insurance expenses, and $25,911 investment income offset.


                             Three Months Ended December 31, 2003

                                    Realized     Change in
                          Pre-tax  investment     value of     Pre-tax
                            net     (gains)/      embedded    operating
                          income     losses,    derivatives,   income
                          (loss)       net           net       (loss)
                          -------  ----------   ------------  --------
U.S. Operations:
 Traditional             $ 54,324   $ (1,302)   $      --     $ 53,022
 Asset Intensive           14,631       (173)(1)  (12,931)(2)    1,527
 Financial Reinsurance      3,431         --           --        3,431
                         ---------------------------------------------
  Total U.S.               72,386     (1,475)     (12,931)      57,980

Canada Operations          15,979     (1,265)          --       14,714

Asia Pacific Operations     6,838        139           --        6,977
Europe & South Africa      10,863     (2,111)          --        8,752
                         ---------------------------------------------
  Other Intl Operations    17,701     (1,972)          --       15,729

Corporate & Other         (14,325)       361           --      (13,964)
                         ---------------------------------------------
Consolidated             $ 91,741   $ (4,351)   $ (12,931)    $ 74,459
                         =============================================

(1) Asset Intensive is net of $233 DAC offset.
(2) Asset Intensive is net of $30,665 DAC offset.

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
      Reconciliation of Pre-tax Net Income From Continuing Operations
                         to Pre-tax Operating Income
                           (Dollars in thousands)

(Unaudited)                  Twelve Months Ended December 31, 2004

                                    Realized     Change in
                          Pre-tax  investment     value of     Pre-tax
                            net     (gains)/      embedded    operating
                          income     losses,    derivatives,   income
                          (loss)       net           net       (loss)
                          -------  ----------   ------------  --------
U.S. Operations:
 Traditional             $260,067   $ (9,738)    $     --     $250,329
 Asset Intensive           17,254      7,346 (1)    1,954(2)    26,554
 Financial Reinsurance     12,603         --           --       12,603
                         ---------------------------------------------
  Total U.S.              289,924     (2,392)       1,954      289,486

Canada Operations          73,485    (11,508)          --       61,977

Asia Pacific Operations    12,605       (670)          --       11,935
Europe & South Africa      31,682     (5,080)          --       26,602
                           -------------------------------------------
  Other Intl Operations    44,287     (5,750)          --       38,537

Corporate & Other         (38,503)    (9,673)          --      (48,176)
                         ---------------------------------------------
Consolidated             $369,193   $(29,323)    $  1,954     $341,824
                         =============================================


(1) Asset Intensive is net of $150 DAC offset.
(2) Asset Intensive is net of DAC offsets of $22,896 included in change in deferred acquisition cost associated with change in value of embedded derivative, ($20,782) DAC offset included in policy acquisition costs and other insurance expenses, and $25,944 investment income offset.


                             Twelve Months Ended December 31, 2003

                                    Realized     Change in
                          Pre-tax  investment     value of     Pre-tax
                            net     (gains)/      embedded    operating
                          income     losses,    derivatives,   income
                          (loss)       net           net       (loss)
                          -------  ----------   ------------  --------
U.S. Operations:
 Traditional             $178,314   $  5,715     $     --     $184,029
 Asset Intensive           25,395      1,774(1)   (12,931)(2)   14,238
 Financial Reinsurance     12,379         --           --       12,379
                         ---------------------------------------------
  Total U.S.              216,088      7,489      (12,931)     210,646

Canada Operations          59,564    (13,423)          --       46,141

Asia Pacific Operations    19,262        761           --       20,023
Europe & South Africa      20,272     (3,999)          --       16,273
                         ---------------------------------------------
  Other Intl Operations    39,534     (3,238)          --       36,296

Corporate & Other         (43,576)     3,912           --      (39,664)
                         ---------------------------------------------
Consolidated             $271,610   $ (5,260)    $(12,931)    $253,419
                         =============================================

(1) Asset Intensive is net of $100 DAC offset.
(2) Asset Intensive is net of $30,665 DAC offset.

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                           (Dollars in thousands)

                         Three Months Ended      Twelve Months Ended
                         -------------------------------------------
(Unaudited)                 December 31,            December 31,
--------------------------------------------------------------------
                            2004       2003       2004       2003
                            ----       ----       ----       ----
Revenues:
  Net premiums           $ 916,812  $ 942,417  $3,347,448 $2,643,163
  Investment income, net
   of related expenses     168,201    120,345     580,528    465,579
  Realized investment
   gains (losses), net      (2,298)     4,584      29,473      5,360
  Change in value of
   embedded derivatives     25,720     43,596      26,104     43,596
  Other revenues            15,383     13,630      55,366     47,300
                         -------------------------------------------
     Total revenues      1,123,818  1,124,572   4,038,919  3,204,998

Benefits and expenses:
  Claims and other
   policy benefits         755,063    774,350   2,678,537  2,108,431
  Interest credited         60,245     48,788     198,931    179,702
  Policy acquisition
   costs and other
   insurance expenses      165,714    127,262     591,029    458,165
  Change in deferred
   acquisition cost
   associated with
   change in value of
   embedded derivatives     18,612     30,665      22,896     30,665
  Other operating
   expenses                 34,603     42,361     139,896    119,636
  Interest expense           9,702      9,405      38,437     36,789
                         -------------------------------------------
     Total benefits
       and expenses      1,043,939  1,032,831   3,669,726  2,933,388

  Income from continuing
    operations before
    income taxes            79,879     91,741     369,193    271,610

     Provision for
      income taxes          23,962     32,392     123,893     93,291
                         -------------------------------------------

  Income from continuing
    operations              55,917     59,349     245,300    178,319

  Discontinued
   operations:
     Loss from
      discontinued
      accident and
      health operations,
      net of income
      taxes                   (497)    (3,805)    (23,048)    (5,723)

Cumulative effect of
  change in accounting
  principle                     --        545        (361)       545
                         -------------------------------------------


  Net income             $  55,420  $  56,089  $  221,891 $  173,141
                         ===========================================


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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                 Condensed Consolidated Statements of Income
                (Dollars in thousands, except per share data)


                                   Three Months Ended  Twelve Months Ended
                                   ---------------------------------------
     (Unaudited)                      December 31,         December 31,
--------------------------------------------------------------------------
                                       2004     2003       2004    2003
                                       ----     ----       ----    ----
     Earnings per share from
      continuing operations:

       Basic earnings per share      $  0.90  $  1.06    $  3.94  $  3.47
       Diluted earnings per share    $  0.88  $  1.05    $  3.90  $  3.46

       Diluted earnings before
        realized investment gains/
        (losses), change in value
        of embedded derivatives,
        and related deferred
        acquisition costs            $  0.87  $  0.85    $ 3.57   $  3.22

     Earnings per share from
      net income:
       Basic earnings per share      $  0.89  $  1.00    $ 3.56   $  3.37
       Diluted earnings per share    $  0.87  $  0.99    $ 3.52   $  3.36

     Weighted average number of
       common and common equivalent
       shares outstanding
       (in thousands)                 63,632   56,516    62,964    51,598

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                   Condensed Consolidated Business Summary

                                                     At or For the
                                                  Twelve Months Ended
 (Unaudited)                                         December 31,
---------------------------------------------------------------------
                                                    2004       2003
                                                    ----       ----
Gross life reinsurance in force (in billions)
   North American business                       $1,095.7    $ 976.1
   International business                           363.2      276.1

Gross life reinsurance written (in billions)
   North American business                          188.1      434.3
   International business                            91.0      110.1

Consolidated cash and invested assets
 (in millions)                                   10,716.3    8,968.0
   Invested asset book yield - trailing
    three months excluding funds withheld            5.93%      6.06%


   Investment portfolio mix
     Cash and short-term investments                 1.72%      1.27%
     Fixed maturity securities                      56.21%     51.02%
     Mortgage loans                                  5.69%      5.34%
     Policy loans                                    8.93%     10.07%
     Funds withheld at interest                     25.52%     30.30%
     Other invested assets                           1.93%      2.00%

Book value per share outstanding                 $  36.50   $  31.33
Book value per share outstanding, before
  impact of FAS 115*                             $  32.58   $  28.59

Treasury stock                                    683,245    967,927


* Book value per share outstanding, before impact of FAS 115, is a non-GAAP financial measure that management believes is important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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
         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                U.S. OPERATIONS
(Unaudited)                  (Dollars in thousands)

                            Three Months Ended December 31, 2004
                                      Asset-     Financial      Total
Revenues:               Traditional  Intensive  Reinsurance      U.S.
                        -----------  ---------  -----------    ------
Net premiums              $607,953    $  1,234    $     --    $609,187
Investment income, net
 of related expenses        58,748      69,766          44     128,558
Realized investment
 losses, net                  (642)     (5,553)         --      (6,195)
Change in value of
 embedded derivatives           --      25,720          --      25,720
Other revenues                 964       3,514       7,185      11,663
                          --------------------------------------------
  Total revenues           667,023      94,681       7,229     768,933
Benefits and expenses:
Claims and other
 policy benefits           486,117        (305)         --     485,812
Interest credited           14,022      45,630          --      59,652
Policy acquisition costs
 and other insurance
 expenses                   93,740      24,913       2,598     121,251
Change in deferred ac-
 quisition cost asso-
 ciated with change in
 value of embedded
 derivatives                    --      18,612          --      18,612
Other operating
 expenses                    9,217       1,232       1,321      11,770
                          --------------------------------------------
  Total benefits
   and expenses            603,096      90,082       3,919     697,097
  Income before
    income taxes          $ 63,927    $  4,599    $  3,310    $ 71,836
                          ========    ========    ========    ========

                             Three Months Ended December 31, 2003
                                       Asset-    Financial      Total
Revenues:               Traditional  Intensive  Reinsurance      U.S.
                        -----------  ---------  -----------    ------
Net premiums              $682,118    $  1,118    $     --    $683,236
Investment income, net
 of related expenses        46,651      41,204           8      87,863
Realized investment
 gains, net                  1,302         406          --       1,708
Change in value of
 embedded derivatives           --      43,596          --      43,596
Other revenues                 734       1,489       7,123       9,346
                          --------------------------------------------
  Total revenues           730,805      87,813       7,131     825,749
Benefits and expenses:
Claims and other
 policy benefits           568,981      (1,190)         --     567,791
Interest credited           13,148      35,197          --      48,345
Policy acquisition costs
 and other insurance
 expenses                   77,620       7,530       2,453      87,603
Change in deferred ac-
 quisition cost asso-
 ciated with change in
 value of embedded
 derivatives                    --      30,665          --      30,665
Other operating
 expenses                   16,732         980       1,247      18,959
                          --------------------------------------------
  Total benefits
   and expenses            676,481      73,182       3,700     753,363
  Income before
    income taxes          $ 54,324    $ 14,631    $  3,431    $ 72,386
                          ========    ========    ========    ========

                                  - more -

Add Twelve


         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                               U.S. OPERATIONS
(Unaudited)                 (Dollars in thousands)

                            Twelve Months Ended December 31, 2004
                                       Asset-     Financial    Total
Revenues:               Traditional  Intensive   Reinsurance    U.S.
                        -----------  ---------   -----------  ------
Net premiums            $2,207,817   $   4,833    $     --  $2,212,650
Investment income, net
 of related expenses       220,080     215,862         173     436,115
Realized investment
 gain/(losses), net          9,738      (7,196)         --       2,542
Change in value of
 embedded derivatives           --      26,104          --      26,104
Other revenues               4,157       9,735      27,419      41,311
                        ----------------------------------------------
  Total revenues         2,441,792     249,338      27,592   2,718,722
Benefits and expenses:
Claims and other
 policy benefits         1,758,452       9,751           2   1,768,205
Interest credited           50,290     146,480          --     196,770
Policy acquisition
 costs and other
 insurance expenses        329,006      48,243       9,521     386,770
Change in deferred ac-
 quisition costs asso-
 ciated with change in
 value of embedded
 derivatives                    --      22,896          --      22,896
Other operating
 expenses                   43,977       4,714       5,466      54,157
                        ----------------------------------------------
Total benefits
 and expenses            2,181,725     232,084      14,989   2,428,798
  Income before
    income taxes        $  260,067   $  17,254    $ 12,603  $  289,924
                        ==========   =========    ========  ==========

                            Twelve Months Ended December 31, 2003
                                       Asset-    Financial      Total
Revenues:               Traditional  Intensive  Reinsurance      U.S.
                        -----------  ---------  -----------    ------
Net premiums            $1,797,478   $   4,315    $     --  $1,801,793
Investment income, net
 of related expenses       181,897     164,127         105     346,129
Realized investment
 losses, net                (5,715)     (1,674)         --      (7,389)
Change in value of
 embedded derivatives           --      43,596          --      43,596
Other revenues               3,920       6,524      27,302      37,746
                        ----------------------------------------------
  Total revenues         1,977,580     216,888      27,407   2,221,875
Benefits and expenses:
Claims and other
 policy benefits         1,457,886       2,976          --   1,460,862
Interest credited           58,317     119,621          --     177,938
Policy acquisition
 costs and other
 insurance expenses        241,877      34,422       9,900     286,199
Change in deferred ac-
 quisition costs asso-
 ciated with change in
 value of embedded
 derivatives                    --      30,665          --      30,665
Other operating
 expenses                   41,186       3,809       5,128      50,123
                        ----------------------------------------------
  Total benefits
   and expenses          1,799,266     191,493      15,028   2,005,787
  Income before
    income taxes        $  178,314   $  25,395    $ 12,379  $  216,088
                        ==========   =========    ========  ==========

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Add Thirteen


         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CANADIAN OPERATIONS
(Unaudited)                 (Dollars in thousands)

                                                  Three Months Ended
                                                     December 31,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                  $ 72,643    $ 60,991
  Investment income, net of related expenses      27,582      23,693
  Realized investment gains, net                   3,349       1,265
  Other revenues                                      (6)        (21)
                                                ---------------------
    Total revenues                               103,568      85,928

Benefits and expenses:
  Claims and other policy benefits                72,109      61,964
  Interest credited                                  515         399
  Policy acquisition costs and other
    insurance expenses                             7,472       4,579
  Other operating expenses                         2,953       3,007
                                                --------------------
    Total benefits and expenses                   83,049      69,949

    Income before income taxes                  $ 20,519    $ 15,979
                                                ========    ========


                                                 Twelve Months Ended
                                                      December 31,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                  $253,852    $214,738
  Investment income, net of related expenses     100,141      87,212
  Realized investment gains, net                  11,508      13,423
  Other revenues                                      32        (212)
                                                ---------------------
    Total revenues                               365,533     315,161

Benefits and expenses:
  Claims and other policy benefits               250,542     223,375
  Interest credited                                1,840       1,488
  Policy acquisition costs and other
    insurance expenses                            28,505      20,293
  Other operating expenses                        11,161      10,441
                                                --------------------
    Total benefits and expenses                  292,048     255,597

    Income before income taxes                  $ 73,485    $ 59,564
                                                ========    ========


                                  - more -

Add Fourteen


         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                           Europe and South Africa
(Unaudited)                 (Dollars in thousands)

                                                  Three Months Ended
                                                      December 31,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                  $125,617    $104,374
  Investment income, net of related expenses       1,328       1,061
  Realized investment gains, net                     437       2,111
  Other revenues                                     (14)      1,049
                                                --------------------
    Total revenues                               127,368     108,595

Benefits and expenses:
  Claims and other policy benefits                82,233      69,227
  Policy acquisition costs and other
    insurance expenses                            35,083      23,546
  Other operating expenses                         5,786       4,638
  Interest expense                                   250         321
                                                --------------------
    Total benefits and expenses                  123,352      97,732

    Income before income taxes                  $  4,016    $ 10,863
                                                ========    =========


                                                 Twelve Months Ended
                                                     December 31,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                  $478,580    $364,203
  Investment income, net of related expenses       5,125       3,869
  Realized investment gains, net                   5,080       3,999
  Other revenues                                   1,541       1,067
                                                --------------------
    Total revenues                               490,326     373,138

Benefits and expenses:
  Claims and other policy benefits               314,128     230,895
  Policy acquisition costs and other
    insurance expenses                           121,708     105,062
  Other operating expenses                        21,472      15,866
  Interest expense                                 1,336       1,043
                                                --------------------
    Total benefits and expenses                  458,644     352,866

    Income before income taxes                  $ 31,682    $ 20,272
                                                ========    ========

                                  - more -

Add Fifteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                                Asia Pacific
(Unaudited)               (Dollars in thousands)

                                                  Three Months Ended
                                                     December 31,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                  $108,043    $ 93,174
  Investment income, net of related expenses       4,951       2,494
  Realized investment gains/(losses), net            228        (139)
  Other revenues                                   1,959         295
                                                --------------------
    Total revenues                               115,181      95,824

Benefits and expenses:
  Claims and other policy benefits               103,308      69,803
  Policy acquisition costs and other
    insurance expenses                             1,378      14,112
  Other operating expenses                         7,470       4,817
  Interest expense                                   505         254
                                                --------------------
    Total benefits and expenses                  112,661      88,986

    Income before income taxes                  $  2,520    $  6,838
                                                ========    ========


                                                 Twelve Months Ended
                                                     December 31,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                  $399,122    $259,010
  Investment income, net of related expenses      16,113      10,692
  Realized investment gains/(losses), net            670        (761)
  Other revenues                                   5,121       1,191
                                                --------------------
    Total revenues                               421,026     270,132

Benefits and expenses:
  Claims and other policy benefits               330,144     185,358
  Policy acquisition costs and other
    insurance expenses                            52,300      47,513
  Other operating expenses                        24,363      16,903
  Interest expense                                 1,614       1,096
                                                --------------------
    Total benefits and expenses                  408,421     250,870

    Income before income taxes                  $ 12,605    $ 19,262
                                                ========    ========


                                  - more -

Add Sixteen

         REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             CORPORATE AND OTHER
                           (Dollars in thousands)

(Unaudited)

                                                 Three Months Ended
                                                     December 31,
                                                   2004        2003
                                                   ----        ----
Revenues:
  Net premiums                                  $  1,322    $    642
  Investment income, net of related expenses       5,782       5,234
  Realized investment losses, net                   (117)       (361)
  Other revenues                                   1,781       2,961
                                                --------------------
    Total revenues                                 8,768       8,476

Benefits and expenses:
  Claims and other policy benefits                11,601       5,565
  Interest credited                                   78          44
  Policy acquisition costs and other
    insurance expenses                               530      (2,578)
  Other operating expenses                         6,624      10,940
  Interest expense                                 8,947       8,830
                                                --------------------
    Total benefits and expenses                   27,780      22,801

    Loss before income taxes                    $(19,012)   $(14,325)
                                                ========    ========

                                                 Twelve Months Ended
                                                      December 31,
                                                    2004        2003
                                                    ----        ----
Revenues:
  Net premiums                                  $  3,244    $  3,419
  Investment income, net of related expenses      23,034      17,677
  Realized investment gains/(losses), net          9,673      (3,912)
  Other revenues                                   7,361       7,508
                                                --------------------
    Total revenues                                43,312      24,692

Benefits and expenses:
  Claims and other policy benefits                15,518       7,941
  Interest credited                                  321         276
  Policy acquisition costs and other
    insurance expenses                             1,746        (902)
  Other operating expenses                        28,743      26,303
  Interest expense                                35,487      34,650
                                                --------------------
    Total benefits and expenses                   81,815      68,268

    Loss before income taxes                    $(38,503)   $(43,576)
                                                =========   ========


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